UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2018
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05.    Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Post Holdings, Inc. (“Post”) has adopted a new Code of Conduct, effective as of October 1, 2018 (the “Code of Conduct”). The Code of Conduct is applicable to all directors, officers, and employees of Post, its subsidiaries and affiliates. The changes to the Code of Conduct include, among other things: (i) expanded provisions relating to compliance with anti-corruption and anti-bribery laws and other laws related to the transaction of business internationally; (ii) an expanded scope to include members of Post’s board of directors and (iii) other administrative and non-substantive amendments.

The amendment and restatement of the Code of Conduct did not relate to or result in any waiver, explicit or implicit, of any provision of the previous Code of Conduct. Any waivers under the Code of Conduct will be disclosed on a Current Report on Form 8-K or as otherwise permitted by the rules of the Securities and Exchange Commission and the New York Stock Exchange (or other stock exchange on which the Company’s securities are then listed). The new Code of Conduct is available on Post’s website at www.postholdings.com.

Item 7.01.    Regulation FD Disclosure

On October 1, 2018, Post issued a press release announcing the completion of the previously announced transactions pursuant to the Transaction Agreement, dated as of August 2, 2018, among Post, its subsidiary 8th Avenue Food & Provisions, Inc. and THL Equity Fund VIII Investors (PB), LLC, an affiliate of Thomas H. Lee Partners, L.P.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 1, 2018	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated October 1, 2018.

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